Exhibit 77(q)

                                    Exhibits

(a)(1) Plan of Liquidation and Dissolution of Series effective June 1, 2005 with respect to ING Classic Principal Protection Fund III - filed herein.

(a)(2) Plan of Liquidation and Dissolution of Series effective September 7, 2005 with respect to ING Classic Principal Protection Fund IV - filed herein.

(a)(3) Articles of Amendment, dated December 1, 2005 changing the Fund name off ING Index Plus Protection Fund to ING Classic Index Plus Fund - filed herein.